UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2018

EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 26, 2018, EWT Holdings III Corp. (“EWT III”), an indirect wholly-owned subsidiary of Evoqua Water Technologies Corp. (the “Company”), entered into Amendment No. 6 (the “Amendment”), among EWT III, as the borrower, EWT Holdings II Corp. (“EWT II”), as parent guarantor, the subsidiary guarantors party thereto, the financial institutions party thereto, and Credit Suisse AG, as administrative agent and collateral agent, relating to the First Lien Credit Agreement, dated January 15, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the effectiveness of the Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), among EWT III, as the borrower, EWT II, as parent guarantor, the financial institutions from time to time party thereto, as lenders, and Credit Suisse AG, as administrative agent and collateral agent.

Pursuant to the Amendment, among other things, EWT III borrowed an additional $150 million in incremental term loans, and all of the revolving credit lenders whose revolving credit loans were scheduled to mature on January 15, 2019 agreed to convert 100% of these commitments into revolving credit loans which will be scheduled to mature on December 20, 2022.

Net proceeds from the incremental term loans were used to finance the ProAct Acquisition (as defined below) and to pay related fees and expenses, with remaining net proceeds used for general corporate purposes.

The other terms of the Credit Agreement, including rates, are generally the same as the terms of the Existing Credit Agreement. The Amendment contains various representations and warranties, including no default or event of default under the Loan Documents (as defined in the Credit Agreement) and bring-downs of the representations and warranties made by the Loan Parties (as defined in the Credit Agreement) in the Loan Documents.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On July 26, 2018 (the “Closing Date”), EWT III completed its previously announced acquisition (the “ProAct Acquisition”) of ProAct Services Corporation (“ProAct”) and its subsidiaries, to be consummated pursuant to the terms of the Stock Purchase Agreement, dated as of June 19, 2018 (the “Purchase Agreement”), by and among EWT III, ProAct, the equity holders of ProAct, and Hammond, Kennedy, Whitney & Company, Inc. (solely in its capacity as the Sellers’ Representative (as defined in the Purchase Agreement) under the Purchase Agreement). In accordance with the Purchase Agreement, on the Closing Date, EWT III purchased all of the issued and outstanding equity securities of ProAct and its subsidiaries for a purchase price of approximately $132 million, subject to customary adjustments.
The Company financed the ProAct Acquisition, together with related fees and expenses, using the net proceeds from the incremental term loans described in Item 1.01 above.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Amendment contained in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On July 26, 2018, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing the closing of the ProAct Acquisition.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements of the acquired entities required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits:

Exhibit No.	Description

2.1
Stock Purchase Agreement, by and among EWT III, ProAct, the equity holders of ProAct, and Hammond, Kennedy, Whitney & Company, Inc. (solely in its capacity as the Sellers’ Representative under the Purchase Agreement), dated as of June 19, 2018.

10.1
Amendment No. 6, among EWT III, as borrower, EWT II, as parent guarantor, the subsidiary guarantors party thereto, the financial institutions party thereto, as lenders, and Credit Suisse AG, as administrative agent and collateral agent, dated July 26, 2018.

99.1	Press Release of Evoqua Water Technologies Corp. dated July 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2018	EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer and Treasurer